UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2017, The GEO Group, Inc. (“GEO” or the “Company”) filed Articles of Amendment to its Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Florida effective April 24, 2017. The only change reflected in the Articles of Amendment is an increase in the authorized number of shares of common stock of the Company from 125,000,000 shares to 187,500,000 shares in connection with the 3-for-2 stock split. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Section 8	Other Events

Item 8.01	Other Events

On April 24, 2017, GEO completed its 3-for-2 stock split to shareholders of record as of the close of business on April 10, 2017. On April 25, 2017, GEO issued a press release announcing the completion of the 3-for-2 stock split and its stock began trading at the split-adjusted price at the market open on April 25, 2017. After giving effect to the issuance of shares pursuant to the 3-for-2 stock split, the Company has 124,432,108 shares of common stock outstanding as of April 24, 2017. A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of The GEO Group, Inc.

99.1	Press release, dated April 25, 2017, announcing the completion of the 3-for-2 stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 25, 2017	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of The GEO Group, Inc.

99.1	Press release, dated April 25, 2017, announcing the completion of the 3-for-2 stock split.

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